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                          EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 12th day of April, 1996, by and between KENETECH Windpower, Inc., a Delaware corporation (the "Company"), and Steven A. Kern, an individual currently employed by the Company (the "Employee" or "you").

                                               RECITALS

A. The Employee is assuming new responsibilities as an executive officer of the Company.

B. The Company and the Employee desire to enter into a written employment agreement on the terms set forth below.

      NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                              AGREEMENT

      1. Employment. Unless terminated in connection with a Termination For Cause (as defined below), the Employee is and will continue to be employed by the Company at an annual base salary of $200,000 and with the same employee benefits applicable as of the date of this Agreement.

      2. Employment Duties. The Company will employ you as President of the Company. You agree to perform in good faith and to the best of your ability all services which may be required of you in your executive position and to be available to render such services at all reasonable times and places in accordance with reasonable directives and assignments issued by the Company's Chief Executive Officer and the Board of Directors. During your employment, you will devote your full time and effort to the business and affairs of the Company within the scope of your executive office.

      3.    Benefits.

            3.1 Termination. The Company and you have agreed that if your employment with the Company is terminated for any reason (other than a Termination For Cause), (a) you will receive severance payments equal to your base salary for a period of one (1) year from and after the effective date of your termination, and (b) you and your eligible dependents will continue to receive the Company's health care coverage and life insurance (on the same terms as you had while an employee) for one year after the date of termination.



              3.2       Bonus Payments.

               (a) The Company will pay to you a bonus in the amount of $66,000 on May 15, 1996.

               (b) The Company will pay to you a bonus in the amount of $134,000 on December 31, 1996. The payments described in Sections 3.2 (a) and (b) shall be referred to as the "Bonus Payments".

            3.3 Termination For Cause. If you commit one or more acts of fraud, embezzlement, misappropriation of property or information or engage in any other conduct materially adversely affecting the business reputation of the Company, you may be terminated for cause (a "Termination For Cause") and you will not be paid any of the payments or benefits described in this Agreement.

            3.4 Change in Control. Upon a Change In Control, the Company will pay you a lump sum amount equal to one year's base salary. For purposes of this Agreement, "Change in Control" means:

                    (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

                    (ii) the  sale,  transfer  or  other  disposition  of all or substantially all of the assets of the Company in liquidation or dissolution of the Company;

                    (iii)any  reverse   merger  in  which  the  Company  is  the
                         surviving entity, but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger; or

                    (iv) the acquisition of more than fifty percent (50%) of the
                         Company's outstanding voting stock pursuant to a tender or exchange offer made by a person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with the Company).

            3.5 Withholding. The Company will deduct and withhold, from the compensation payable to you under this Agreement, any and all Federal, State and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under the applicable statute or regulation.

      4. Death. Upon your death during employment, the employment relationship created pursuant to this Agreement will immediately terminate, and no further compensation will become payable to you hereunder. In connection with such termination, the Company will only be required to pay you (or your estate) any unpaid compensation earned for services rendered through the date of your death.

      5.    Restrictive Covenant.  During your employment:

                    (i) You will devote your full working time and effort to the performance of your duties as an executive officer of the Company; and

                    (ii) You will not directly or  indirectly,  whether for your own account or as an employee, consultant or advisor, provide services to any business enterprise other than the Company, unless otherwise authorized by the Company in writing.

      However, you will have the right to perform such incidental services as are necessary in connection with (a) your private passive investments, (b) your charitable or community activities, and (c) your participation in trade or professional organizations, but only to the extent such incidental services do not interfere with the performance of your services hereunder.

      6. Confidentiality. You hereby acknowledge that the Company may, from time to time during your employment, disclose to you confidential information pertaining to the Company's business and affairs and client base, including (without limitation) customer lists and accounts, other similar items indicating the source of the Company's income, and information pertaining to the salaries and performance levels of the Company's employees. You will not, at any time during or after such employment, disclose to any third party or directly or indirectly make use of any such confidential information, including (without limitation) the names, addresses and telephone numbers of the Company's customers, other than in connection with, and in furtherance of, the Company's business and affairs. All documents and data (whether written, printed or otherwise reproduced or recorded) containing or relating to any such proprietary information of the Company which come into your possession during your employment will be returned by you to the Company immediately upon the termination of your employment or upon any earlier request by the Company, and you will not retain any copies, notes or excerpts thereof. Your obligations under this Section 6 will continue in effect after termination of your employment with the Company, whatever the reason or reasons for such termination, and the Company will have the right to communicate with any of your future or prospective employers concerning your continuing obligations under this Section 6.

      7. Ownership Rights. All materials, ideas, discoveries and inventions pertaining to the Company's business, including (without limitation) all patents and copyrights, patent applications, patent renewals and extensions, and the names, addresses and telephone numbers of customers, will belong solely to the Company. You will continue to be bound by all the terms and provisions of your existing Proprietary Information and Inventions Agreements with the Company or its subsidiaries or affiliated companies, and nothing in this document will be deemed to modify or affect your duties and obligations under those other agreements.

      8. Indemnification. The indemnification provisions for Officers and Directors under the Company's Bylaws will (to the maximum extent permitted by law) be extended to you, during your employment and the period following your termination irrespective of a Change in Control, with respect to any and all matters, events or transactions occurring or effected during your employment.

      9. Miscellaneous. The provisions of this Agreement will be binding upon the Company, its successors and assigns (including, without limitation, the surviving entity or successor party resulting from a Change in Control) and will be construed and interpreted under the laws of the State of California. Each of the parties acknowledges and agrees that upon any breach of this Agreement by you, the Company will not have an adequate remedy at law, and will be entitled to specific performance and other equitable relief. This Agreement incorporates the entire agreement between you and the Company relating to the terms of your employment and supersedes all prior agreements and understandings with respect thereto. This Agreement may only be amended by written instrument signed by you and an authorized officer of the Company. The provisions of this Agreement will be deemed severable, and if any part of any provision is held illegal, void, or invalid under applicable law, the remaining provisions of the Agreement will not in any way be affected or impaired, but will remain binding in accordance with their terms.


      IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.


                              KENETECH CORPORATION, a Delaware corporation

                              By___________________________
                              Name: Mark D. Lerdal
                              Title:   President and Chief Executive Officer



                               STEVEN A. KERN